Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                REPORTS RECORD ANNUAL AND FOURTH QUARTER EARNINGS



GLADSTONE, N.J.--(BUSINESS WIRE)--February 1, 2005 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported fourth quarter 2004 net income of $3.1 million, as compared to $2.9 million for the fourth quarter 2003, an increase of $210 thousand or 7.3 percent. Net income per diluted share was $0.37 for the fourth quarter of 2004 compared to $0.34 for the fourth quarter of 2003, an increase of
8.8 percent. The annualized return on average assets ("ROA") was 1.17 percent and the annualized return on average equity ("ROE") was 13.12 percent for the fourth quarter of 2004. All per share data reflects the effect of a 10 percent stock dividend declared September 9, 2004.

     Net income was $13.1 million for the twelve months ended December 31, 2004, an increase of $809 thousand or 6.6 percent over the $12.3 million for the twelve months ended December 31, 2003. The per diluted share earnings were $1.56 for the year ended December 31, 2004, as compared to $1.47 for the year ended December 31, 2003, an increase of 6.1 percent. The annualized return on average assets was 1.30 percent and the annualized return on average equity was 14.72 percent for 2004.

     Net income in the fourth quarter and year of 2004 included the previously announced non-cash charge of $336 thousand after tax, or $0.04 per diluted share, related to an other-than-temporary impairment charge for Fannie Mae

("FNMA") and Freddie Mac ("FHLMC") preferred stock. Excluding this charge, diluted earnings per share for the fourth quarter of 2004 increased 20.6 percent as compared to the fourth quarter of 2003 and for the year 2004, 8.8 percent as compared to 2003.

     Frank A. Kissel, Chairman and CEO, stated, "We are very pleased with our financial performance in 2004, particularly in the current competitive banking environment. Earnings per share are at the highest levels in our history, our two new branches in Oldwick and Morristown have had very successful openings and our loan portfolios and deposits grew for the year 34.0 percent and 10.6 percent, respectively.

     We remain committed to maintaining credit quality and low levels of loan delinquencies reflect that commitment. Maintaining these low levels is most encouraging during this period of strong growth in our loan portfolios. The market value of trust assets under management by PGB Trust and Investments grew to $1.7 billion, almost a 20 percent increase over the levels of December 31, 2003.

     Our 19th branch, in Morristown, New Jersey, opened in November 2004 and we are very pleased with the results attained in the first months of business. Officers from PGB Trust and Investments and from the Commercial and Consumer Loan Departments are available to provide investment and lending services to Morristown area individuals and businesses. We expect to continue opening branches in communities that are contiguous to our current market area."

EARNINGS

Net Interest Income

     For the fourth quarter of 2004, net interest income, on a tax-equivalent basis, was $9.4 million, an increase of $1.1 million or 13.0 percent over the same period last year and an increase of $143 thousand or 1.5 percent over the third quarter of 2004. On a fully tax-equivalent basis, net interest margin for the fourth quarter was 3.78 percent as compared to 3.73 percent for the same quarter last year and 3.78 percent for the third quarter of 2004.

     Average-earning assets increased $102.8 million or 11.5 percent to $995.3 million in the fourth quarter of 2004, from $892.5 million in the same quarter of 2003. In the fourth quarter of 2004, the yield on interest earning assets increased 20 basis points to 4.96 percent from 4.76 percent in the fourth quarter of 2003.

         Average loans increased $143.2 million, or 34.4 percent, to $559.7 million in the fourth quarter of 2004 from the same quarter of 2003. The growth occurred in all categories of loans with the majority in the adjustable-rate residential mortgage portfolio. The growth in our portfolios is primarily the result of new business initiatives and our entry into new market areas. Average investment securities declined $38.4 million or 8.2 percent from the fourth quarter of 2003 to the fourth quarter of 2004. Total average deposits grew $90.8 million or 11.2 percent to $899.4 million in the fourth quarter of 2004 from $808.6 million for the same quarter of 2003. Total average borrowings were $57.6 million in the fourth quarter of 2004, an increase of $9.2 million or 19.0 percent from $48.4 million in the same quarter of 2003. This increase is in short-term Federal Home

Loan Bank borrowings and reflects the additional funding required to grow the loan portfolios. The cost of funds increased to 1.22 percent in the fourth quarter of 2004 as compared to 1.08 percent in the fourth quarter of 2003 as the Federal Reserve increased the Federal Funds rate five times during the year.

     On a fully-tax equivalent basis, net interest income for the year ended December 31, 2004 was $35.9 million, as compared to $31.8 million for the year ended December 31, 2003, an increase of $4.1 million or 13.0 percent. For the years ended December 31, 2004 and 2003, the fully tax-equivalent net interest margin was 3.78 percent and 3.69 percent, respectively.

     Average loan balances grew $76.1 million or 18.7 percent from year to year, while average investment securities grew $13.4 million or 3.0 percent. Average deposit balances increased $69.2 million or 8.7 percent during the year. The yield on interest earning assets was 4.81 percent for the year ended December 31, 2004, a decline of 7 basis points from 4.88 percent for the year ended December 31, 2003. The cost of funds declined 16 basis points to 1.08 percent.

Other Income

     Other income for the fourth quarter of 2004 was $1.9 million as compared to $2.1 million in the fourth quarter of 2003, a decline of $237 thousand or 11.0 percent. Income from PGB Trust and Investments was $1.6 million, an increase of $242 thousand or 18.1 percent over the same quarter last year. Securities losses were $462 thousand in the fourth quarter of 2004, including a $560 thousand other-than-temporary non-cash impairment charge on adjustable rate investment-grade preferred stock, as compared to gains of $57 thousand in the year ago quarter.

     For the year ended December 31, 2004, other income was $9.9 million as compared to $10.1 million for the year ended December 31, 2003. Trust income grew to $6.7 million from $5.8 million, an increase of $961 thousand or 16.7 percent. The market value of trust assets under management was $1.7 billion at December 31, 2004, an increase of $277 million, or 19.6% over the previous year. Securities gains were $150 thousand for the twelve months ended December 31, 2004, as compared to $1.3 million for the twelve months ended December 31, 2003. The decline in securities gains for 2004 was attributable in part to the other-than temporary non-cash impairment charge on adjustable rate investment-grade preferred stock recorded in the fourth quarter of 2004.

Other Expenses

     For the fourth quarter of 2004, other expenses were $6.5 million compared to $6.0 million for the same quarter of 2003, an increase of $552 thousand or
9.3 percent. During the fourth quarter of 2004, salaries and benefits expense grew $202 thousand, or 6.3 percent, due to normal salary increases as well as additions to the professional staff and branch expansion. Occupancy expenses increased to $1.5 million for the fourth quarter of 2004, an increase of $61 thousand or 4.3 percent as compared to $1.4 million for the same quarter of 2003. Accounting and consulting fees related to the implementation of Section 404 of the Sarbanes-Oxley Act contributed to higher other expenses in the fourth quarter of 2004.

     For the year ended December 31, 2004, other expenses were $25.2 million, an increase of $2.6 million or 11.7 percent as compared to $22.5 million for the previous year. Salaries and benefits increased by $1.3 million or 10.0 percent to $13.9 million in 2004, from $12.6 million for the year ended December 31, 2003. For the twelve months ended December 31, 2004, occupancy costs rose $832 thousand, or 17.2 percent to $5.7 million, as compared to $4.8 million for the same period of 2003. In the past year, occupancy expenses have grown due to the investment in two new branches and a new data center. New branches are our primary source of future growth and profitability. Our Morristown Branch opened in November of 2004. Costs rose this year as the Corporation invested in its technological capacity for future growth and the expectation of increased levels of business activity.

ASSET QUALITY

     At December 31, 2004, non-performing loans totaled $351 thousand or 0.06 percent of total loans as compared to $215 thousand or 0.05 percent at December 31, 2003.

     The allowance for loan losses was $6.0 million or 1.05 percent of total loans at December 31, 2004 as compared to $5.5 million or 1.28 percent of total loans at December 31, 2003. Net recoveries of $2 thousand were recorded in the fourth quarter of 2004 as compared to net recoveries of $41 thousand during the same quarter of 2003. For the year to date December 31, 2004, net chargeoffs were $63 thousand as compared to net recoveries of $69 thousand for the same period in 2003.

CAPITAL

     At December 31, 2004, shareholders' equity totaled $94.7 million as compared with $85.1 million at December 31, 2003, an increase of $9.6 million or
11.3 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at December 31, 2004 were 9.18 percent, 19.02 percent and 20.19 percent, respectively.

     Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.07 billion as of December 31, 2004. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 19 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
                --------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.


                               (Tables to Follow)

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                      At or For The Three Months          At or For The Twelve Months
                                                Ended                             Ended
                                             December 31,                        December 31,
                                        2004               2003              2004              2003
                                        ----               ----              ----              ----
Income Statement Data:
Interest Income                     $    12,108        $    10,447       $    44,917       $    41,426
Interest Expense                          2,930              2,314             9,860            10,262
                                    -----------        -----------       -----------       -----------
Net Interest Income                       9,178              8,133            35,057            31,164
Provision For Loan Losses                   150                150               600               600
                                    -----------        -----------       -----------       -----------
Net Interest Income After
     Provision For Loan Losses            9,028              7,983            34,457            30,564
Other Income                                794                754             3,057             3,029
Securities (Losses)/Gains                  (462)                57               150             1,284
Trust Fees                                1,579              1,337             6,720             5,759
Other Expenses                            6,506              5,954            25,191            22,549
                                    -----------        -----------       -----------       -----------
Income Before Income Taxes                4,433              4,177            19,193            18,087
Income Tax Expense                        1,350              1,304             6,084             5,787
                                    -----------        -----------       -----------       -----------
Net Income                          $     3,083        $     2,873       $    13,109       $    12,300
                                    ===========        ===========       ===========       ===========

Balance Sheet Data:
Total Assets                                                             $ 1,067,395       $   968,126
Federal Funds Sold                                                               101             5,461
Short-Term Investments                                                           786            30,949
Securities Held To Maturity                                                   87,128            97,701
Securities Available For Sale                                                354,186           355,998
Loans                                                                        572,164           427,001
Allowance For Loan Losses                                                      6,004             5,467
Deposits                                                                     935,666           845,771
Borrowings                                                                    33,394            30,032
Shareholders' Equity                                                          94,669            85,054

Trust Department Assets
     (Book Value, Not
        Included Above)                                                 $ 1,191,186        $ 1,089,447
                                   s
Average Balance Sheet Data:
Total Assets                        $ 1,057,401        $   947,634       $ 1,009,834       $   918,961
Earning Assets                          995,303            892,490           951,610           862,342
Loans, net                              553,742            411,053           477,687           402,136
Interest-Bearing Deposits               737,097            660,301           705,943           655,433
Demand Deposits                         162,351            148,324           158,151           139,476
Borrowings                               57,563             48,356            50,416            35,248
Shareholders' Equity                     93,979             83,636            89,081            81,226

Performance Ratios:
Return on Average Assets                   1.17%              1.21%             1.30%             1.34%
Return on Average Equity                  13.12              13.74             14.72             15.14

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA
                                    UNAUDITED
                (Dollars in Thousands, Except Per Share Amounts)

                                   At or For The Three Months     At or For The Twelve Months
                                             Ended                         Ended
                                           December 31,                 December 31,
                                       2004          2003           2004              2003
                                       ----          ----           ----              ----

Net Interest Margin
    (Taxable Equivalent Basis)            3.78%         3.73%          3.78%            3.69%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                                           $       0        $      56
Non-Accrual Loans                                                       351              159
Net (Charge-Offs)/Recoveries                 2            41            (63)              69
Allowance For Loan Losses
    To Total Loans                                                     1.05%            1.28%

Per Share Data: (1)
Earnings Per Share (Basic)          $     0.37    $     0.35      $    1.60        $    1.51
Earnings Per Share (Diluted)              0.37          0.34           1.56             1.47
Book Value Per Share                     11.48         10.43
Dividends Per Share                       0.42          0.38

Capital Adequacy:
Tier I Leverage                                                        9.18%            8.91%
Tier I Capital to Risk-
  Weighted Assets                                                     19.02            20.38
Tier I & II Capital to
    Risk-Weighted Assets                                              20.19            21.74

(1) Restated for the effect of the 10 percent stock dividend declared September 9, 2004.

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                 QUARTERS ENDED
                  (Tax-Equivalent Basis, Dollars in Thousands)

                                        December 31, 2004                                 December 31, 2003
                                     Average           Income/                       Average          Income/
                                     Balance           Expense             Yield     Balance          Expense           Yield
                                     -------           -------             -----     -------          -------           -----
ASSETS:

Interest-Earning Assets:
   Investments:
     Taxable (1)                  $   386,050        $     3,758           3.89%   $   435,118      $     4,014         3.69%
     Tax-Exempt (1) (2)                45,762                550           4.81%        35,085              455         5.18%
   Loans (2) (3)                      559,659              8,004           5.72%       416,416            6,149         5.91%
   Federal Funds Sold                   2,982                 15           2.01%         4,304               10         0.94%
   Interest-Earning Deposits              850                  4           1.88%         1,567                3         0.72%
                                  -----------        --------------------------    -----------      ------------------------
   Total Interest-Earning
     Assets                           995,303        $    12,331           4.96%       892,490      $    10,631         4.76%
                                  -----------        --------------------------    -----------      ------------------------
Noninterest-Earning Assets:
   Cash and Due from Banks             20,874                                           18,699
   Allowance for Loan
     Losses                            (5,917)                                          (5,363)
   Premises and Equipment              19,362                                           15,053
   Other Assets                        27,779                                           26,755
                                  -----------                                      -----------
   Total Noninterest-Earning
     Assets                            62,098                                           55,144
                                  -----------                                      -----------
Total Assets                      $ 1,057,401                                      $   947,634
                                  ===========                                      ===========

LIABILITIES:

Interest-Bearing Deposits
   Checking                       $   176,190        $       364           0.83%   $   129,429      $       123         0.35%
   Money Markets                       76,492                259           1.35%        59,242               99         0.67%
   Tiered Money Markets               153,705                436           1.13%       141,419              355         1.00%
   Savings                            106,893                170           0.64%       101,981              163         0.64%
   Certificates of Deposit            223,817              1,304           2.33%       228,230            1,269         2.22%
                                  -----------        --------------------------    -----------      ------------------------
     Total Interest-Bearing
       Deposits                       737,097              2,533           1.37%       660,301            2,009         1.22%
   Borrowings                          57,563                397           2.76%        48,356              305         2.53%
                                  -----------        --------------------------    -----------      ------------------------
   Total Interest-Bearing
      Liabilities                     794,660              2,930           1.47%       708,657            2,314         1.31%
                                  -----------        --------------------------    -----------      ------------------------
Noninterest Bearing
     Liabilities
   Demand Deposits                    162,351                                          148,324
   Accrued Expenses and
     Other Liabilities                  6,411                                            7,017
                                  -----------                                      -----------

   Total Noninterest-Bearing
     Liabilities                      168,762                                          155,341
Shareholders' Equity                   93,979                                           83,636
                                  -----------                                      -----------

   Total Liabilities and
     Shareholders' Equity         $ 1,057,401                                      $   947,634
                                  ===========                                      ===========
   Net Interest Income                               $     9,401                                    $     8,317
                                                     ===========                                    ===========
     Net Interest Spread                                                   3.49%                                        3.45%
                                                                           ====                                         ====
     Net Interest Margin (4)                                               3.78%                                        3.73%
                                                                           ====                                         ====

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                  YEAR-TO-DATE
                  (Tax-Equivalent Basis, Dollars in Thousands)

                                        December 31, 2004                                 December 31, 2003
                                     Average           Income/                       Average          Income/
                                     Balance           Expense             Yield     Balance          Expense           Yield
                                     -------           -------             -----     -------          -------           -----
ASSETS:

Interest-Earning Assets:
   Investments:
     Taxable (1)                  $   418,492        $    15,992           3.82%   $   419,464      $    15,261         3.64%
     Tax-Exempt (1) (2)                42,959              2,155           5.02%        28,572            1,571         5.50%
   Loans (2) (3)                      483,397             27,566           5.70%       407,261           25,155         6.18%
   Federal Funds Sold                   5,122                 58           1.13%         6,128               70         1.14%
   Interest-Earning Deposits            1,640                 19           1.16%           917                8         0.87%
                                  -----------        --------------------------    -----------      ------------------------
   Total Interest-Earning
     Assets                           951,610        $    45,790           4.81%       862,342      $    42,065         4.88%
                                  -----------        --------------------------    -----------      ------------------------
Noninterest-Earning Assets:
   Cash and Due from Banks             19,832                                           18,849
   Allowance for Loan
     Losses                            (5,710)                                          (5,125)
   Premises and Equipment              17,785                                           14,788
   Other Assets                        26,317                                           28,107
                                  -----------                                      -----------

   Total Noninterest-Earning
     Assets                            58,224                                           56,619
                                  -----------                                      -----------
Total Assets                      $ 1,009,834                                      $   918,961

LIABILITIES:

Interest-Bearing Deposits
   Checking                       $   159,043        $       991           0.62%   $   129,203      $       616         0.48%
   Money Markets                       68,582                572           0.83%        62,607              552         0.88%
   Tiered Money Markets               149,559              1,450           0.97%       129,485            1,444         1.12%
   Savings                            106,518                664           0.62%       100,451              767         0.76%
   Certificates of Deposit            222,241              4,834           2.18%       233,687            5,997         2.57%
                                  -----------        --------------------------    -----------      ------------------------
     Total Interest-Bearing
       Deposits                       705,943              8,511           1.21%       655,433            9,376         1.43%
   Borrowings                          50,416              1,349           2.68%        35,248              886         2.51%
                                  -----------        --------------------------    -----------      ------------------------
   Total Interest-Bearing
      Liabilities                     756,359              9,860           1.30%       690,681           10,262         1.49%
                                  -----------        --------------------------    -----------      ------------------------
Noninterest Bearing
     Liabilities
   Demand Deposits                    158,151                                          139,476
   Accrued Expenses and
     Other Liabilities                  6,243                                            7,578
                                  -----------                                      -----------
   Total Noninterest-Bearing
     Liabilities                      164,394                                          147,054
Shareholders' Equity                   89,081                                           81,226
                                  -----------                                      -----------

   Total Liabilities and
     Shareholders' Equity         $ 1,009,834                                      $   918,961
                                  ===========                                      ===========

   Net Interest Income                               $    35,930                                    $    31,803
                                                     ===========                                    ===========

     Net Interest Spread                                                   3.51%                                       3.39%
                                                                           ====                                         ====

     Net Interest Margin (4)                                               3.78%                                       3.69%
                                                                           ====                                         ====

(1) Average balances for available-for-sale securities are based on amortized cost.
(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)  Loans are stated net of unearned income and include non-accrual loans.
(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.